NEWS RELEASE                                                    [CIGNA LOGO]


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For Release:      Immediate

Contact:          Wendell Potter, Media Relations -- 215-761-6133
                  Edwin J. Detrick, Investor Relations -- 215-761-6130

                     CIGNA FINALIZES SALE OF P&C BUSINESSES
                                 TO ACE LIMITED


Philadelphia, PA, July 2, 1999: CIGNA Corporation (NYSE: CI) announced today that the sale of its property and casualty businesses to ACE Limited has been completed for $3.45 billion in cash. CIGNA also announced that it will report an after-tax charge of $64 million related to the second quarter earnings of the discontinued property and casualty segment. The after-tax gain, which CIGNA will recognize in the third quarter, will be approximately $1.2 billion.


"This sale is a further important step in our plan to capitalize on our strengths in the global employee benefits businesses," said CIGNA Chief Executive, Wilson H. Taylor.